No.: 2010 Shishi Zi No.0522

Working Capital Borrowing Contract

(Edition 2009)

December 12, 2006

Special Instructions: The contract shall be concluded through negotiation and according to law on the basis of equality and voluntariness of both the borrower and lender, with all the clauses authentically expressed by both parties. To maintain the legitimate rights and interests of the borrower, the lender specially requests the borrower to pay due attention to all the terms concerning the rights and obligations of both parties, particularly the highlighted part.

Lender: Industrial and Commercial Bank of China, (Shishi City Branch)

Person Responsible: Zhuang Wencong             Contact: _____________

Domicile (Address): Gonghang Building, Baqi Road, Shishi City  Postal Code: 362700

Tel:___________ Fax:_________________ E-mail:_________________

Borrower: Shishi Feiying Plastic Co., Ltd

Legal Representative: Wu Licong            Contact:____________

Domicile (Address): Longshan Development Zone, Ganjiang Town, Shishi City

Postal Code: 362700

Tel:__________ Fax: _______________________ E-mail: ___________________

The borrower and lender shall specially conclude the contract after reaching a consensus on the lender offering loan to the borrower on the basis of equality and negotiation.

Part One    Borrowing Requirements

Article 1 Borrowing Purpose
The loan in the contract is for the following purpose and the borrower shall not appropriate it for any other purpose without the written permission of the lender, who has the right to supervise the loan use.
Borrowing purpose: short-term capital turnover

Article 2 Borrowing Amount and Term
2.1
The borrowing currency in the contract is Renminbi, with the amount of RMB4.80million (SAY FOUR POINT Eight MILLION ONLY) Yuan (Capital shall prevail if there is difference between capital and lower case).

2.2
The borrowing term in the contract is till November 15, 2011, as of the actual withdrawal date (the first withdrawal day for fractional withdrawal), with the actual withdrawal day subject to the receipt for the loan.

Article 3 Interest Rate, Interests and Expenses
3.1	[Determination Method of RMB Borrowing Interest Rate]
The RMB borrowing rate shall be determined according to (1):

(1)	Fixed interest rate, annual interest rate is 5.56%, which is invariable while the contract is valid.
(2)
Floating interest rate, with the borrowing interest rate depending on the benchmark interest rate plus floating range, of which the benchmark interest rate is the corresponding benchmark loan interest rate of the People's Bank of China with the____ (withdrawal date/effective date of the contract) and the borrowing term as prescribed in Clause 2.2, and the floating range is ___ (up/down/zero) %, and the floating range is invariable while the contract is valid. After the borrower withdraws the loan, the borrowing interest rate is to take___(1/3/6/12) months as a term, and adjusted every term with interest accrual according to section. The interest rate determination date of the second term is the corresponding date after a full term of the withdrawal date, which shall be subject to the last day of the month if there is no corresponding date on that month, so are other terms. In case the borrower withdraws the loan partially, the borrowing interest rate shall be adjusted according to the following____means:

A.
No matter how many times withdrawal is conducted in one term, it shall be subject to the borrowing interest rate in the term confirmed on the interest rate determination date and adjusted in the next term.

B.	The borrowing interest rate for each withdrawal shall be confirmed and adjusted.
(3)	Others: ____________________________________
3.2	[Determination Method of Foreign Exchange Borrowing Interest Rate]
The borrowing interest rate of foreign currency shall be determined according to the following__means:
(1)	Fixed interest rate, annual interest rate is ___%, which is invariable while the contract is valid.
(2)
Floating interest rate, the borrowing interest rate is the floating interest rate which takes ____ months'___(LIBOR/HIBOR) as the benchmark interest rate plus the interest margin of ___base points (with one base point as 0.01%). Overtime interest margin within the validity of the contract is invariable. In case partial withdrawal is done, the interest rate of each withdrawal shall be separately calculated. After the borrower withdraws the loan, adjustment shall be made to the benchmark interest rate according to the following___means with interest accrual according to section：

A.
The benchmark interest rate varies from the corresponding period. The benchmark interest rate adjustment day of the second period is the corresponding day after one withdrawal day, and if there is no corresponding day to the withdrawal day in that month of benchmark interest rate adjustment, the last day of the month is the corresponding day, so is the corresponding day in any other period.

B.	The benchmark interest rate shall be adjusted on the first day of each interest period.
(3)	Others:________________________________

3.3
Interest accrual of the loan in the contract is made daily as of the actual withdrawal day, with interest settled by _month__ (month/quarter/half a year). Interest will be fully settled with the due loan, of which the daily interest rate = annual interest rate/360.

3.4
The overdue punitive interest rate of the contract shall rise by 30% on the former interest rate of loan, with the punitive interest rate for appropriating the loan 50% on the former interest rate of loan.

Article 4 Withdrawal
The borrower should according to the demand for actually necessary amount to withdraw, of which the first sum of the loan shall be withdrawn prior to January 15, 2011, and the last sum of the loan prior to January 15, 2011, or the lender has the right to cancel all or part of the loan. (The article shall not go for the revolving loan)

 Article 5 Repayment
5.1	The borrower shall repay the loan in the contract according to the following (1) means:
(1)	One-time repayment of the due loan.
(2)	Installment loans according to the following repayment plan (Another page can be attached if there is too much content):
Planned repayment time	Planned repayment amount (RMB0,000)

5.2
Where the loan in the contract is one of the following situations, the borrower should immediately pay back the loan after the corresponding capital is in place. If this causes repayment ahead of time, the borrower doesn't need to pay the compensation:

5.3	The borrower should pay the compensation to the lender at the ___% of the prepayment amount when conducting the repayment, except as otherwise stipulated in Clause 5.2.

Article 6  Special Agreement on Revolving Loan (Selective Term, the term is □ applicable □ inapplicable)
6.1
The loan in the contract can be the revolving loan, with the aforesaid loan amount and loan term in Article 2 of the revolving loan amount and its utilization term, of which the term of the revolving loan amount shall be calculated as of the date when the contract is effective.

6.2
Where the Renminbi revolving loan adopts the floating interest rate, the benchmark interest shall be confirmed in accordance with the corresponding benchmark loan interest rate of the People's Bank of China of the term of each sum of loan.

6.3	The borrower should also pay the commitment fee to the lender apart from interest. The commitment fee shall be paid according to the following ___ means:
(1)	One-time payment of commitment fee to the lender at the___% of the revolving loan on the date when the contract is effective.
(2)
Installment payment of the commitment fee to the lender at the difference of the revolving loan and the withdrawn amount by the borrower (average daily balance within the charging cycle) on the 20th day of every___(month/quarter/half a year)  until the utilization term of the revolving loan expires after the contract is effective.

(3)	___________________________________________________

Article 7 Guaranty
7.1	Where the loan in the contract is the guaranteed loan, the guaranty means is mortgage.
7.2	Where the loan in the contract is the guaranty at a maximum amount, the corresponding contract of the maximum-amount guaranty is as follows:
The title of the maximum-amount guaranty contract: maximum-amount mortgage contract (No.: 2008 Shishi Zi No.0080
)
Guarantor: Shishi Changsheng Shoes Industrial Co., Ltd

Article 8  Financial Agreement (Selective Term, the term is □ applicable □ inapplicable)
The borrower should abide by the following agreed financial indicators while the contract is valid:

Article 9 Dispute Settlement
The means of dispute settlement in the contract is (1):
(1)
Dispute shall be submitted to the Xiamen arbitration committee to conduct arbitration at Xiamen (arbitration place) according to the valid arbitration rules of the committee while the application for arbitration is filed. The arbitration award is final and binding on both parties.

(2)	Dispute shall be settled by means of lawsuit at the court where the lender is domicile.

Article 10 Others
10.1	The contract is made in three copies, with the borrower, the lender and the guarantor each holding one copy, they being equally authentic.

10.2	The following attachments and other ones jointly confirmed by both parties shall be integral part of the contract, with equal authenticity:
Attachment 1: Advice Drawing (Format)
Attachment 2: Entrusted Payment Agreement
Attachment 3:

Article 11 Other Agreed Items by Both Parties
11.1
 If submission to arbitration is made, all the parties concerned agree with the summary procedure, and the delivery of the related legal documents (legal documents of arbitration) to the domicile of the opposite party recorded in the contract (either party should notify the opposite party and the arbitration committee in writing if any alteration occurs) by special delivery, and the service shall be deemed completed.

11.2
 After all parties concerned agree to file an arbitration, the arbitration tribunal shall firstly make judgment under the circumstances where claims and debts can be confirmed, and where there is only one mortgage of Party A without other mortgages or being sealed up, all parties concerned authorize the arbitration tribunal to entrust the auction agency to auction off the mortgage, with the auction proceeds giving priority to paying off the debts in the contract.

Part Two  Working Capital Borrowing Contract Terms

Article 1   Interest Rate and Interest
1.1
In the foreign currency loans, LIBOR is the interbank offered rate of the loan currency in the contract displayed on the page of the REUTRES financial communications terminal "LIBO=" on the first two working days of the bank of the withdrawal day or the benchmark interest rate adjustment day (11:00 a.m at London time); HIBOR is the interbank offered rate of the Hong Kong dollar displayed on the page of the REUTRES financial communications terminal "HIBO=" on the first two working days of the bank of the withdrawal day or the benchmark interest rate adjustment day.

1.2	Where the loan in the contract adopts the floating interest rate, the interest rate adjustment rules for overdue loan shall be still subject to the former method.
1.3
In case the interest of the loan is settled monthly, the interest settlement day shall be the 20th day of every month; settled quarterly, the 20th day at the end of every quarter; and settled yearly, June 20 and December 12 of every year.

1.4
The first interest period is from the actual withdrawal day of the borrower to the first interest settlement day; the last interest period from the next day after finishing the last interest period to the final repayment day; and the rest interest periods from the next day after finishing the last interest period to the next interest settlement day.

1.5
If People's Bank of China adjusts the confirmation method of loan interest rate, it shall be subject to related provisions of People's Bank of China, and the lender shall not separately notify it to the borrower.

Article 2 Issuance and Payment of the Loan
2.1	The lender has no obligation to issue any loan to the borrower unless the borrower meets the following preconditions, except that the lender agrees to issue a loan in advance:
(1)	The borrower has offered corresponding guaranties and handled related guarantee procedures according to the requirements of the lender, except for credit loan;
(2)	Having no breach of the contract or other contracts signed between the borrower and the lender; and
(3)	The offered documents to support borrowing purpose are in line with the agreed one.
2.2
The written documents submitted to the lender shall be original while the borrower withdraws the loan; where failing to submit the original, the borrower can offer the copies fixed the official seal with the permission of the lender.

2.3
The borrower shall offer the advice drawing to the lender at least 5 working days of bank ahead of time when applying for withdrawal. The advice drawing shall not be revoked without the written approval of the lender once submitted.

2.4
After the borrower meets the preconditions of withdrawal or the loan is issued in advance with the permission of the lender, the lender incorporates the loan into the designated account of the borrower, which shall be regarded as the releasing of the loan by the lender to the borrower according to the contract.

2.5
Based on related supervision regulations and the management requirements for the lender, the loan exceeding certain amount or in line with other conditions should adopt the entrusted payment by the lender, who will offer the loan to the object in compliance with the loan purpose as stipulated in the contract according to the withdrawal application and payment commitment of the borrower. So, the borrower should separately sign the entrusted payment agreement with the lender as the attachment to the contract and open an account in the lender or designate a special account for handling the issues of entrusted payment.

Article 3 Repayment
3.1
The borrower should pay off the principal, interest and other payables in due time and in full according to the contract. The borrower should deposit the current payable interest, principal and other payables in full in the repayment account opened at the lender in the working day of bank before the repayment day and each interest settlement day, and the lender has the right to take initiative to collect them on the repayment day or interest settlement day, or requires the borrower to cooperate to handle related appropriation procedures. If the amount in the repayment account is insufficient to pay all the payables of the borrower, the lender has the right to decide on the ranking of liquidatation.

3.2  Where the borrower applies to pay off all or part of the loan ahead of time, it should file a written application to the lender 10 working days of bank in advance to solicit the approval of the lender and according to the contract to pay the compensation to the lender.
3.3
Where repayment is made in advance with the agreement of the lender, the borrower should pay off the due principal, interests and other payments as prescribed in the contract ahead of the repayment date.

3.4	The lender has the right to take back the loan in advance according to the withdrawal of funds of the borrower.
3.5
Where the actual borrowing term is shortened for the early repayment of the borrower or the lender taking back the loan in advance according to the contract, the corresponding interest rate shall not be adjusted and subject to the original borrowing interest rate.

Article 4 Revolving Loan
4.1
Where the loan in the contract can be revolved, the total borrower's loan balance at any time shall not exceed the revolving loan within the period of utilizing the revolving loan; the borrowing term of each withdrawal for the borrower shall be from the actual withdrawal date till the agreed repayment date, which shall be subject to the receipt of the loan, and the repayment date of any withdrawal shall not exceed the service life of the revolving loan.

4.2	Where the loan in the contract can be revolved, the lender has the right to cancel the revolving loan if the borrower makes no withdrawal for 3 consecutive months upon the signing of the contract.

Article 5 Guaranty
5.1
The borrower should offer legal and valid warranty recognized by the lender according to the obligation as prescribed in the contract apart from fiduciary loan, with guaranty contract separately signed.

5.2
Where the guaranty in the contract suffers being damaged, devalued, property right disputes, sealed up or seized or the pledger handles the mortgage at random, or the financial situation of the guarantor who offers guaranty has adverse changes or the changes against the lender, the borrower should timely notify the lender and separately offer any other guaranty recognized by the lender.

5.3
Where the loan in the contract is guaranteed by pledge with the accounts receivable, and the lender, while the contract is valid, has the right to declare that the loan expired ahead of time and claim that the borrower should immediately pay back part or all the principal and interests, or add the guaranty the lender thinks legitimate, valid and sufficient in one of the following situations:

(1)	The rate of bad accounts receivable of the pledgor to that of the payer rises for 2 consecutive months;
(2)	The overdue accounts receivable of the pledgor of accounts receivable to the payer accounts for above 5% of the accounts receivable balance of the payer;
(3)
The trade disputes between the pledgor of accounts receivable and the payer or any other third party (including but not limited to those in quality, technology and service) or debt disputes causes possible overdue repayment of accounts receivables.

Article 6 Account Management
6.1
The borrower should open the specially designated capital returns account in the lender for collecting corresponding sales revenue or planned repayment capital. Where the corresponding sales revenue is settled in the non-cash form, the borrower should ensure timely assigned capital to the capital returns account after receiving payments.

6.2
The lender has the right to supervise the capital returns account, including but not limited to the understanding and supervision of the capital revenues and expenditures of the account, and the borrower should cooperate. The borrower should sign a special agreement on account supervision with the lender at the request of the lender.

Article 7 Representation and Warranty
The borrower shall make the following representations and warranty that shall be all the way valid in the validity period of the contract:
7.1	Possessing the legal status of subject for the borrowing as well as the qualification and capacity of signing and performing the contract.
7.2
Having been necessarily authorized or approved while signing the contract whose signing and fulfillment shall not be in conflict with the articles of association, related laws and regulations and the obligations as prescribed in other contracts.

7.3	On-time payment for other due debts and having no malicious defaults of the principal and interest for the bank loan.
7.4
Having the sound organization and the financial management system without serious disciplinary violations and the current senior management having no major bad records in the recent year's production and operation.

7.5	All the documents and data to the lender shall be authentic, accurate, complete and valid, without false records, material misstatements or misleading statements.
7.6
The finance and accounting reports offered to the lender shall be formulated according to the PRC GAAP to authentically, fairly and fully reflect the operation and liabilities of the borrower on condition that the finance status of the borrower does not have any material change upon the deadline of receiving the latest finance and accounting reports.

7.7	Not concealing related lawsuit, arbitration or claim to the lender.

Article 8  Commitments of the Borrower
8.1
The borrower shall withdraw and use the loan according to the term and purpose as prescribed in the contract, which shall not be applied to fixed assets or equity investment, or the stock market, futures market or other purposes banned or restricted by related laws and regulations in any form.

8.2	The borrower shall liquidate the borrowing principal, interest and other payables according to this contract.
8.3
The borrower shall accept and initially coordinate with the lender to inspect and supervise the borrowing capital utilization including the borrowing purpose in the forms of account analysis, certificates and vouchers inspection and on-site survey, and regularly submit the summary report to the lender on the borrowing utilization.

8.4
The borrower shall accept the credit inspection of the lender and offer the finance and accounting data including the balance sheet and the profit and loss statement and other materials reflecting the solvency, and positively coordinate and cooperate with the lender to conduct the survey, understanding and supervision of and over the production, management and finance.

8.5	The borrower shall not divide dividends and bonuses in any form before paying back the principal and interest and other payables as prescribed in the contract.
8.6
The borrower shall in advance solicit the written approval of the lender or make the satisfactory arrangements for the achievement of the right of credit of the lender while conducting consolidation, dismantlement, reduction of capital, equity alteration, transfer of material assets and obligatory right, material foreign investment, substantive increase of debt financing and other acts possibly producing adverse impact on the rights and interest of the lender.

8.7	The borrower shall timely notify the lender in one of the following situations:
(1)	Alteration of the articles of association, business scope, registered capital or legal representative;
(2)	Closing down, dissolution, liquidation, suspending to bring up to standard, revocation of business license, cancellation or filing (filed) for bankruptcy;

(3)	Being or possibly being involved in material economic disputes, lawsuits, arbitrations or property being sealed up, detained or supervised by law; and
(4)	Shareholders, directors and present executives suspected of being involved material cases or economic disputes.
8.8	The borrower shall timely, fully and accurately disclose to the lender the relationships and related transactions with the party concerned.
8.9	The borrower shall timely sign for all sorts of notices of the lender by mail or other means.
8.10	The borrower shall not dispose self-owned assets by lowering the solvency; and undermine the rights and interests of the lender while tendering guarantee to the third party.
8.11
 The borrower shall completely, authentically and accurately report to the lender the external guarantee regularly and sign the agreement on account supervision at the request of the lender if the loan in the contract is offered on credit. In case the external guarantee may affect the fulfillment of the obligations in the contract, the borrower shall gain the written approval of the lender.

8.12
 The borrower shall bear the expenses arising from the signing and fulfillment of the contract as well as the paid or payable charges arising from the achievement of the obligatory right of the lender in the contract, including but not limited to the costs of lawsuit or arbitration, property preservation fee, attorney fee, execution fee, evaluation fee, auction charge and announcement fee.

8.13	The ranking of claims in the contract shall give priority to the debts of the borrower to its shareholders, which shall be at least in the equal position with other creditors for the similar debts.

Article 9 Commitments of the Lender
9.1	The lender shall offer the loan to the borrower according to the contract.
9.2	The lender shall keep secret the off-the-record data and information submitted by the borrower, and expect as otherwise stipulated by laws and regulations and in the contract.

Article 10 Breach of the Contract
10.1	The borrower breaches the contract in one of the following situations:
(1)
The borrower pays back the principal and interest of the loan and other payables in the contract not in according with the agreement, or fails to fulfill any other obligation in the contract, or breaks the representations, guaranty or commitments in the contract;

(2)	The borrower fails to separately offer other guaranty recognized by the lender in case there are changes on the guaranty in the contract adverse to the obligatory right of the lender;
(3)
The borrower fails to liquidate any other debts after expiration (including those that be declared to expire ahead of time), or fails to fulfill or breaches the obligations in the contract, which has impacted or may impact the fulfillment of its obligations in the contract;

(4)
The financial indicators including the profitability, solvency, operation capability and cash flow of the borrower break the agreed standards or are deteriorating, which has impacted or may impact the fulfillment of its obligations in the contract;

(5)	Material adverse changes on the equity structure, production and management and external investment of the borrow that have impacted or may impact the fulfillment of the obligations in the contract;
(6)
The borrower is involved or may be involved in material economic disputes, lawsuits or arbitrations, or its assets are sealed up, detained or compulsorily executed, or it is investigated and punished or penalized by the judicial authority or administrative organ by law, or exposed by media for violating related provisions or policies of the state, which has impacted or may impact the fulfillment of the obligations in the contract;

(7)
The abnormal changes or missing of the major investors, key managers of the borrower, or the mentioned persons who are investigated or restricted the personal liberty by the judicial authority according to law, which has impacted or may impact the fulfillment of the obligations in the contract;

(8)
The borrower takes advantage of the false contract with the related party or the transaction without actual trading background for the arbitrage of the capital or credit of the lender, or intentionally dodges and slips the obligatory rights of the lender through the related transactions;

(9)	The borrower has closed down or may close down, has been or may be dissolved, liquidated, suspended to bring up to standard, revoked the business license, cancelled or filing (filed) for bankruptcy;
(10)
The borrower violates the related laws and regulations such as food safety, safety production and environmental protection, provisions for supervision or occupation standard to cause liability accident to have impacted or possibly impact the fulfillment of the obligations in the contract;

(11)
Where the loan in the contract is released on credit, and the indicators for the credit rating, profitability, assets liabilities ratio, operation activity and net cash flow is not in line with the requirements for credit loan of the lender; the borrower offers mortgage/pledge guarantee to others or guarantee warranty to the public with its effective business assets without the written approval of the lender to have impacted or possibly impact the fulfillment of the obligations in the contract; and

(12)	Other situations possibly triggering the adverse impact on the achievement of the obligatory rights of the lender in the contract.
10.2	Where the borrower breaches the contract, the lender has the right to adopt one or some measures as follows:
(1)	ordering the borrower to make corrections within a specified time;
(2)
Suspending the releasing of the loan and other financings to borrower according to the contract and other contracts signed between the lender and the borrower, and partially or fully cancelling the undrawn loan and other financings;

(3)	Declaring the outstanding amount and other financings in the contract and other contracts signed between the lender and the borrower immediately due and call in the outstanding amount;

(4)	Requiring the borrower to compensate for the losses for the breach of the contract; and
(5)	Taking other measures according to laws and regulations and the contract or the lender thinks necessary.
10.3
 Where the borrower makes repayment not in accordance with the contract after the loan expires (including the declared immediate due), the lender has the right to impose default interest according to the overdue penalty rate in the contract upon the overdue date. Where the borrower fails to pay the interest on time, the lender has the right to collect compound interest according to the overdue penalty rate.

10.4
 In the borrower uses the loan not in accordance with the contract, the lender has the right to impose default interest according to the punitive interest rate of the misappropriated loan in the contract upon the misappropriation date, and the borrow fails to pay the interest during the misappropriation of the loan, the compound interest shall be imposed according to the punitive interest rate of the misappropriated loan.

10.5	Where the borrowing simultaneously has the situations as stated in Clause 10.3 and 10.4, the punitive interest rate shall be subject to the higher one.
10.6
 Where the borrower fails to pay back the principal, interest (including default interest and compound interest) or other payables on time, the lender has the right to make an announcement to collect overdue receivables by media.

10.7
 The relations of control and being controlled between the related party and the borrower changes, or the related party of the borrower has other situations except (1) and (2) of Clause 10.1, which has impacted or may impact the fulfillment of the obligations of the contract, the lender has the right to adopt the measures as stipulated in the contract.

Article 11 Deduction
11.1
 Where the borrower pays back the due debts not in accordance with the contract (including the debts declared immediately due), the lender has the right to deduct corresponding amount from all the domestic and foreign currency accounts opened by the borrower in the lender or other branches of ICBC until all the debts of the borrower in the contract have been paid off.

11.2
 Where the deducted amount is inconsistent with the currency of the contract, it shall be converted at the exchange rate the lender uses on the deduction day, with the interest and other expenses from the deduction day to the liquidation day (when the lender exchanges the deducted amount into the currency in the contract and actually pay off the debts in the contract in accordance with the foreign exchange management policy of the state) as well as the difference for the fluctuation of exchange rate during this period undertaken by the borrower.

11.3	Where the deducted amount is not enough to pay off all the debts of the borrower, the lender has the right to decide on the ranking of claims.

Article 12 Transfer of Rights and Obligations
12.1
 The lender has the right to transfer part of all the rights in the contract to the third party without the permission of the borrower, while the borrower shall not transfer any right or obligation in the contract without the written approval of the lender.

12.2
 The lender or ICBC may in according to the demand for business and management authorize or entrust any other branch of ICBC to fulfill the rights and obligations in the contract, or incorporate the obligatory rights of the loan in the contract into any other branches of ICBC, and the lender shall not solicit the permission of the borrower again if the borrower recognizes the above-mentioned situations. The other branches of ICBC taking over the rights and obligations of the lender has the right to execute all the rights in the contract and files a lawsuit, arbitration or compulsory execution on the disputes in the contract to the court in its own name.

Article 13 Execution, Alteration and Dissolution of the Contract
13.1	The contract shall come into effect as of the signing date till the full fulfillment of all the obligations of the borrower in the contract.
13.2
 Any alteration of the contract shall be made through the negotiation of all parties concerned and in writing. The altered clauses or agreement is an integral part of the contract and has the same legal effect. The rest of the contract shall be still valid except for the altered part, and the former clauses shall be valid before the altered part is effective.

13.3
 The alteration and dissolution of the contract shall not affect the right of all parties concerned to claims for the compensation for loss. And the dissolution of the contract shall not affect the effectiveness of related clauses for dispute settlement.

Article 14 Application of Law and Dispute Settlement
The conclusion, effectiveness, interpretation, and execution of the contract and dispute settlement shall all be subject to the laws of the People's Republic of China. For any disputes arising from the contract or related to the contract, both parties should settle it through negotiation, and the agreed method in the contract shall be applied to it if negotiation fails.

Article 15 Complete Contract
Part One of the contract Borrowing Requirements and Part Two Working Capital Borrowing Contract constitute a complete loan contract, with the same term in the two parts having the same meaning. The loan of the borrower shall be jointly restricted by the above-mentioned parts.

Article 16 Notice
16.1
 All the notices in the contract shall be issued in writing. Except as otherwise stipulated by the agreement, the domiciles stated in the contract are the contact addresses. In case the contact address or other means of either party alters, it shall be timely notified to the other party in writing.

16.2	If either party of the company refuses to sign in or has any other undeliverable situation, the notifying party may adopt the means of notarization or announcement to make a delivery.

Article 17 Others
17.1
 If the lender fails to execute or partially executes or delays to execute any right in the contract, it will neither constitute the conditions of waiving or altering the right or other rights nor affect the further execution of the right or other rights.

17.2	The invalidity or non-execution of any terms in the contract shall affect neither the effectiveness and execution of the other terms, nor the effectiveness of the entire contract.
17.3
 The lender shall in accordance with related laws and regulations or the requirements of the financial supervision agencies have the right to offer the information related to the contract and other related information of the borrower to the credit system of the People's Bank of China and the credit information database established by law for the reference and utilization of the properly qualified agency or individual. The lender also has the right to consult the related information of the borrower through the credit system of the People's Bank of China and the credit information database established by law for the purpose of the signing and execution of the contract.

17.4
 The terms of “related party”, "relationship of related party", "transaction with the related party", “main individual investors” and "key managerial personnel" stated in the contract has the same meaning as the terms in No. 36—Related Party Disclosure of the Accounting Standards for Enterprises (Cai Kuai [2006] No. 3) promulgated by the Ministry of Finance and the ones in the amended part.

17.5
 The formulated and reserved receipts and vouchers concerning the loan in the contract by the lender according to the business rules constitutes the effective evidences to prove the debt relationship between the lender and borrower and has restraining force to the borrower.

17.6
 For the contract, (1) the amendment or supplement to the contract should be included; (2) the title of clause is only for reference and constitutes neither any interpretation to the contract nor any restrictions to the contents and scope of the title; (3) the withdrawal day and the repayment day are not the working days of the bank and can be postponed to the next working day of the bank.

Both parties confirmed: both parties of the lender and borrower have conducted the full negotiation on all the contract terms. The lender has reminded the borrower to pay special attention to all the terms related to the rights and obligations of both parties to strongly and accurately understand them and make interpretations and statements to related terms at the request of the borrower. The borrower has carefully read and strongly understood all the contract terms (including Borrowing Requirements in Part One and Working Capital Borrowing Contract Terms in Part Two), and both parties have reached a consensus on the understanding of the contract terms without demur on the contents of the contract.

Lender (seal):

Person Responsible/Authorized Agent:

Borrower (seal):

Legal Representative/Authorized Agent:

Contract Award Date: November 18, 2010

Contract No.: 2008, Shishi (Di) Zi, No. 0081

Maximum Mortgage Contract

Important Notes: This Contract is entered into by and between the parties on the basis of equal footing and willingness in accordance with applicable laws and regulations. All terms hereof reflect true intents of the parties hereto. In order to secure legal rights of the Mortgagor, the Mortgagee hereby reminds the Mortgagor of reading the terms in boldface in a careful manner, and of paying close attention to the meanings of such terms.

This Maximum Mortgage Contract (“Contract”) is entered into by and between:

Mortgagee: Industrial and Commercial Bank of China, (Shishi City Branch) (“Party A”)
Responsible Officer: Cai Wufeng
Business Address: ICBC Building, 87 Road, Shishi City
Tel and Fax: 0595-88953264

And

Mortgagor: Shishi Longshan Plastic  Co., Ltd.  (“Party B”)
Legal Representative: Hong Jianghan
Business Address or Residence: Longshan Development Area, Hanjiang Town, Shishi City

Tel and Fax:

For ensuring Party A's claims, Party B is willing to provide Party A with mortgage guarantee (counter guarantee).

This Contract is entered into by and between Party A and Party B in order to define their respective rights and obligations, through negotiation based on equal footing, in accordance with the Contract Law, the Guarantee Law, the Property Law and other applicable laws and regulations.

Article 1        Guaranteed Principal Claims

1.1
Principal claims guaranteed by Party B shall be the claims against the Debtor under borrowing contract, bank acceptance agreement, L/C opening contract, guarantee agreement and other financing documents (“Principal Contracts”) between Party A and Shishi Feiying Plastic Co., Ltd. (“Debtor”), for the maximum balance to the extent of RMB 4,800,000.00 (RMB Four Million Eight hundred thousand, in words) (the amount in words shall prevail in the event of any difference between the amount in words and number), from December 17, 2008 to December 15, 2010 (including commencement date and expiry date) (“Effective Term”), irrespective of whether such claims become due during the above period, or of whether such claims have occurred before the maximum mortgage is created.

1.2
The above “Maximum Balance” shall mean the total balances of the claims in RMB converted from different foreign exchanges at the middle price of foreign exchange published by Party A on the date when the Principal Claims under Party A's guarantee liability are determined.

Article 2        Guaranteed Scope

Party B's Maximum Mortgage covers principals of Principal Claims, interest accruals thereon, penalties, compound interests, liquidated damages, damages and fees used for realization of the mortgages (including but not limited to court fees, attorney's fees, and appraisal fees). However, the fees used for realization of the mortgages shall be firstly taken out from revenues of sale of the collaterals, not included in the Maximum Balance under Article 1.1 hereof.

Article 3        Collaterals

3.1	Please refer to the Collaterals List for details of the Collaterals. Such list attached to this Contract shall have the same force and effect with this Contract.

3.2
Party A's mortgages shall be extended to accessory things, accessory rights, attachments, additions, natural and legal fruits, substitutes of and arising from the Collaterals, and insurance proceeds, damages and compensations arising from loss, destruction or forfeiture of the Collaterals.

3.3
If the Collaterals are seized by the People's Court according to law due to any failure to perform its due obligations by the Debtor or realization of mortgages hereunder, Party A shall be entitled to collect natural and legal fruits from the Collaterals from the date of such seizure. And such fruits shall be firstly used for paying for collection of the same.

3.4	The agreed values of Collaterals on the Collaterals List shall not be deemed as the appraisal grounds for disposal of such Collaterals by Party A, nor limit Party A's rights to exercise the mortgages.
3.5	Unless otherwise as provided in the laws, title certificates and relevant information of Collaterals shall be kept by Party A after they are jointly confirmed by Party A and Party B.
3.6
During the mortgage, Party B shall keep the Collaterals in good conditions without reducing their values by using such Collaterals in an unreasonable manner. Meanwhile, Party A shall be entitled to have access to the use of Collaterals from time to time.

3.7
Party B shall promptly inform Party A of any destruction, loss or forfeiture of the Collaterals, as well as submit to Party A the certifications specifying any such destruction, loss or forfeiture issued by relevant competent authorities or department in a timely manner.

3.8
If the Collaterals are destroyed, lost or forfeited, the insurance proceeds, damages or compensations obtained by Party B shall be applied to clear the Debtor's obligations under the Principal Contracts in advance, or to recover values of Collaterals upon consents of Party A, or shall be deposited into an account as designated by Party A, so as to guarantee performance of obligations under the Principal Contracts. The values of Collaterals that have not been reduced shall be applied to guarantee the Principal Claims.

3.9
Party B shall cease any of its activities that is enough to reduce values of the Collaterals; if values of the Collaterals are reduced due to any such activities, it shall be obligated to recover values of the Collaterals, or provide other collaterals whose values equal to the reduced values.

Article 4        Registration of Mortgage

The parties shall complete the mortgage registration with relevant mortgage registrar within ten days after this Contract is signed. Party A and Party B shall complete the changes in registration in a timely manner if the registered particulars are changed and it is required to complete the changes in registration according to law.

Article 5        Insurance

5.1
Party B shall insure the Collaterals at the request of Party A within fifteen days after this Contract is signed. If the insurance for Collaterals cannot be completed once off due to reasons attributable to the insurer, Party B shall promptly complete insurance formalities to ensure continuous property insurance for the Collaterals during the Effective Term.

5.2
It is required to name Party A as the preferred beneficiary (the first beneficiary) in the policies at the time of occurrence of insured accidents. The insurer shall directly pay insurance proceeds to Party A. No provisions limiting Party A's benefits shall be contained in such policies.

5.3	Party B shall not cease or cancel the insurance during the Effective Term. If Party B ceases the insurance, Party A shall be entitled to insure the Collaterals at sole costs of Party B.
5.4	If the Collaterals meet any insured accidents during the Effective Term, the insurance proceeds shall be disposed subject to Article 3.8 hereof.

Article 6        Determination of Principal Claims

The claims under the Maximum Mortgage shall be determined under any of the following circumstances:

A.	Effective Term under Article 1.1 expires;
B.	It is impossible for new claims to occur;
C.	Mortgaged properties have been sealed and/or seized;
D.	The Debtor and/or Party B has been declared as bankrupt or has been cancelled;
E.	Other circumstances as provided for determination of claims by the laws.

Article 7        Floating Mortgage

7.1
Party B shall create the mortgages on its existing and future production equipment, raw materials, semi-finished products and products. The mortgaged properties shall be determined under any of the following circumstances:

A.	Party A's claims are not satisfied when the period for performance of obligations becomes expiry;
B.	Party B has been declared as bankrupt or has been cancelled;

C.	Circumstances under Article 8.1 hereof, causing Party A to exercise its mortgage rights, have occurred;
D.	Other circumstances, materially impacting Party A's claims, have occurred.

7.2	If Party B creates the Maximum Mortgage on the above properties, other provisions hereof shall be applied as well, unless otherwise provided in this Article.

Article 8        Realization of Mortgage

8.1	Party A has the right to realize the mortgages under any of the following circumstances:

A.	The Debtor fails to discharge its obligations when Party A's Principal Claims become due (including becoming due earlier);
B.	Party B fails to recover values of the Collaterals or provide other collaterals whose values equal to reduced values in the event of occurrence of circumstances as specified in Article 3.9 hereof;
C.	Party B or the Debtor is petitioned for bankruptcy or out-of-business, dissolution, liquidation, or suspended for reorganization, or its business license is cancelled or withdrawn;
D.	Party B disposes the Collaterals under the floating mortgages by going beyond the arm's length transaction in its production and operation;
E.	Other circumstances as provided by the laws and regulations, according to which Party A may realize the mortgages.

8.2
When realizing the mortgages, Party A may be indemnified with priority from the proceeds arising out of auction of the Collaterals, or offset obligations owed by the Debtor by appraised prices of the Collaterals, based on its negotiation with Party B. If the parties fail to agree on realization of mortgages, Party A may directly apply to the People's Court for disposing the Collaterals by auction or sales.

8.3
If currency of the proceeds from disposal of the Collaterals is different from such currency as set forth in the Principal Contracts, it is required to satisfy Party A's claims after such proceeds are converted into the money in currency of the Principal Contracts at applicable exchange rate published by Party A.

Article 9        Representations and Warranties by Party B

Party B hereby represents and warrants to Party A as follows:

9.1
Party B is the owner, or the manager authorized by the State, of the Collaterals hereunder, and it has full rights to dispose the Collaterals. No dispute in respect of ownership, right to use, or right to operate and manage on the Collaterals is existing. Party B has obtained authorization or approvals necessary to the mortgages pursuant to procedures and authority as set forth in its articles of association, without any violation of laws, regulations and other provisions.

9.2
If it is a listed company or a subsidiary controlled by a listed company, it shall disclose the guarantees in a timely manner as required by the Securities Law, the Listing Rules of Stock Exchange, and other applicable laws, regulations and rules.

9.3	It is willing to create the mortgages in favor of the Debtor, and all of its intents hereunder is its true intends.
9.4	The Collaterals can be created with mortgages according to law without any limitations.
9.5	If there are defects on the Collaterals, such defects have been reasonably stated in any respect.
9.6	The Collaterals have not been sealed, seized or monitored.
9.7	If the Collaterals have been leased in part or whole, the mortgages have been well notified to the Lessee, and such lease has been notified to Party A in writing.
9.8	No mortgage has been created on the Collaterals in favor of other creditors; or such mortgage has been well notified to Party A in writing if any such mortgage was created.
9.9	The Collaterals are not co-owned, or the mortgages have been agreed on in writing by other co-owners if such Collaterals are co-owned.

Article 10        Undertakings by Party B

Party B hereby undertakes to Party A as follows:

10.1	Party B shall continue to perform its guarantee liability hereunder without its further consents under any of the following circumstances:
A.	Party B's guarantee liability has not been increased if Party A and the principal Debtor change the Principal Contracts through negotiation;
B.	Party A transfers the Principal Claims and the Maximum Mortgage.

10.2
Without prior written consents of Party A, it shall not re-create any mortgage or charge on the Collaterals in any way, nor lease, transfer or present the Collaterals to any third party; however, the Collaterals shall be prevented from any damage.

10.3
Party B shall bear all fees, including but not limited to insurance fees, appraisal fees, estimation fees, registration charges and other relevant fees, arising out of conclusion and performance of this Contract.

10.4	If the mortgages granted to Party A are being or may be damaged by any third party, Party B shall send a timely notice to Party A and assist to hold Party A harmless.
10.5	When Party A realizes the mortgages, Party B shall cooperate in an active manner without giving any limitations against such realization.
10.6	Party B shall inform Party A in a timely manner under any of the following circumstances:

A.	It changes or replaces its articles of association, scope of business, legal representative or equity;
B.	It is out of business, or it is dissolved or comes into liquidation, or it is suspended for reorganization, or its business license is canceled or withdrawn, or it is petitioned for bankruptcy;
C.	It is being or may be involved in material economic disputes, suits and arbitrations, or its properties have been sealed, seized or monitored;
D.	If Party B is a natural individual, its address, employer and contact methods are changed.

10.7	Party B shall accept and sign written notices from Party A in a timely manner.
10.8
If other guarantees are created in favor of Party A's Principal Claims, irrespective of whether such other guarantees are granted by the Debtor or a third party, Party A shall be entitled to determine the orders for realizing the guarantees at its own discretions, and Party B hereby undertakes not to bring any defense against any such determination. If Party A waives, changes or loses its benefits in other guarantees, Party B's guarantee liability shall not become null and void, nor reduced, but remain effective.

Article 11        Undertakings by Party A

Party A hereby undertakes to Party B as follows:

11.1
Unless otherwise as provided in laws, regulations and rules, Party A shall keep confidential relevant documents, financial information, and other undisclosed information in relevant materials, submitted by Party B in performance of its obligations hereunder.

11.2
The balance shall be returned to Party B in a timely manner if there is any such balance after all obligations under the Maximum Mortgage are paid from the proceeds generated from disposal of the Collaterals.

Article 12        Breach

12.1
Any party shall be deemed to breach this Contract if it fails to perform any of its obligations hereunder or breaches any of its representations, warranties and undertakings hereunder after this Contract comes into effect. In such case, it shall indemnify the losses caused to the other party.

12.2	Unless otherwise as provided in this Contract, the other party shall be entitled to take any other measures as specified in laws, regulations and rules of the PRC if any party breaches this Contract.

Article 13        Effectiveness, Modification and Termination

13.1	This Contract comes into effect from the date of the signing of it, and ends on the date when all of Party A's Principal Claims has been satisfied.
13.2
Any modification to this Contract shall be negotiated, made in writing, and agreed on by the parties. Any such modification terms or agreements shall be integral to this Contract, and shall have the same force and effect with this Contract. Except for those terms as modified, the remaining provisions hereof shall remain effective. However, original terms hereof shall remain effective before those modified terms come into effect.

13.3	If any provision of this Contract becomes void or unenforceable, the validity or enforcement of the remaining provisions hereof, or the validity of the whole Contract shall not be affected in any way.
13.4
Any modification to and/or any termination of this Contract shall not affect either party's rights to claim indemnification. And any termination of this Contract shall not affect the validity of the terms in relation to the dispute resolutions.

Article 14        Dispute Resolutions

Conclusion, validity, interpretation, performance of, and dispute resolutions arising out of, this Contract shall be governed by the laws of the PRC. Any controversy or dispute arising out of or in relation to this Contract shall be resolved through negotiation by the parties hereto; if not reached, any such dispute shall be resolved according to the method as set forth in B below:

A.
To be arbitrated by    /   arbitration commission; and the arbitration will be conducted in   /  (place of arbitration) in accordance with the arbitration rules in force and effect at the time of applying for such arbitration. The awards shall be final and binding upon the parties.

B.	To be judged and resolved by the court at the location of Party A.

Article 15        Miscellaneous

15.1	Without prior written consents of Party A, Party B shall not transfer the whole or part of its rights or obligations hereunder.

15.2
Any failure to exercise in whole or part, or any delay to exercise any of its rights hereunder by Party A, shall not constitute a waiver or change of such rights or any other rights, nor affect further exercise of such rights or any other rights by it.

15.3
Party A shall be entitled, in accordance with relevant laws, regulations or other regulatory documents or requirements of finance regulatory institutes, to provide information in relation to this Contract and other relevant information to the basic credit information database of People's Bank of China or other credit database established according to law for search and use by eligible institutes or individuals. Meanwhile, Party A shall be entitled to search relevant information of Party B through basic credit information database of People's Bank of China or other credit database established according to law for purpose of conclusion and performance of this Contract.

15.4
This Contract is made in three originals with Party A, Party B and the registration department holding one original respectively, and each original shall have the same force and effect with the other originals.

Article 16        Other Provisions

16.1
If the re-evaluated values on the Collaterals multiplying the mortgage rate as specified in the mortgage contract are less than the balance of the loan during the loan, the borrower shall repay the loans in advance or add other collaterals; otherwise, we shall be entitled to dispose the Collaterals according to law.

16.2	Protective terms in relation to the reminding of related risks shall be applicable to this Contract.

Appendix: Collaterals List

Party A: Industrial and Commercial Bank of China, (Shishi City Branch) (common seal)
Signed or sealed by Authorized Signatory: Cai Wufeng

Party B: Shishi Longshan Plastic  Co., Ltd.
Legal Representative (Authorized Agent): Hong Jianghan

Signed or Sealed by Co-owners of Collaterals:
Date: December 17, 2008

Under the Maximum Mortgage Contract (2008 Shishi (Di) Zi No. 0081)

Collateral List
Unit: RMB (Ten Thousand)
Name	Title Certificates	Location	Conditions	Appraised Values	Mortgaged Amount for Other Claims	Others
Shishi Changsheng Shoes Industry Co., Ltd.	Shi Han Guo Yong (2007) No. 0027; Shi Fang Quan Zheng Han Jiang Zi No. 00049- No. 00054	Building A,B,C,D,E and F in Jiulongshan Development Zone, Hongjue Village, Hanjiang Town, Shishi City	Land use right granted for industry; land areas: 4242 m2; framework structure; building areas: 8240.41m2	RMB Eight Million two hundred and eighty thousand	Not Applicable

Mortgagor: Shishi Longshan Plastic Industry Co., Ltd. Co-owners (if any):

Legal Representative (Authorized Agent):

Mortgagee: Industrial and Commercial Bank of China, (Shishi City Branch) (common seal)

Signed or sealed by Authorized Signatory: Cai Wufeng

Appendix___:

This Appendix, supplementary to Article 16 “Other Provisions” of the Maximum Mortgage Contract (2008 Shishi (Di) Zi No. 0081) dated on December 17, 2008, is specified as follows:

The Borrower (or other loanees, the same below) shall disclose to the Lender its relationships and related transactions with its related parties. The Lender shall be entitled to take remedial measures as provided in this Contract and laws provided that the Borrower fails to perform its obligations to disclose the above information, or the Borrower and its related parties meet any of the following circumstances that may adversely impact its capability to perform its obligations hereunder.

I.	Financial conditions of the Borrower's related parties become worse;
II.
The Borrower or any of its related parties are investigated or imposed with punishment by judicial bodies, administrative law enforcement authorities and administration departments such as taxation authorities and the administration for industry and commerce according to law;

III.	The control or the relationship under control between the Borrower and any of its related parties is changed;
IV.	Any of its related parties is or may be involved in material economic disputes, suits and arbitration;
V.
Major investors and key officers of the Borrower are replaced abnormally, or are suspected of violation and crime, and then they are investigated or their personal freedom is limited by judicial bodies according to law;

VI.	Related parties of the Borrower meet other circumstances that may adversely impact the Borrower.

In accordance with the “Accounting Standards for Enterprises – Relationship with Related Parties and Disclosure of Related Transactions”, the “Related Parties” in this Appendix shall mean:

I.	Other enterprises which are, directly or indirectly, controlled by or control, or under the common control with, the Borrower.
II.	Joint venture enterprises of the Borrower;
III.	Joint operating enterprises of the Borrower;
IV.	Major investors and key officers of the Borrower or their close family members;
V.	Other enterprises that are controlled by major investors and key officers of the Borrower or their close family members.

Other terms, when used in this Appendix, shall have the same meanings ascertained in the “Accounting Standards for Enterprises – Relationship with Related Parties and Disclosure of Related Transactions”.

Party A: Industrial and Commercial Bank of China, (Shishi City Branch) (common seal)

Legal Representative (or Entrusted Agent): Cai Wufeng
Date: December 17, 2008

Party B: Shishi LongShan Plastic Industry Co., Ltd.

Legal Representative (Responsible Officer or Entrusted Agent): Wu Li cong
Date: December 17, 2008

Registration Seal of Shishi Property Registration Trade Center for Mortgage-related Borrowing Contract

Mortgage Registration Number: 082434